UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2012

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

000-53955                                                          33-0984450
      (Commission File Number)                          (IRS Employer Identification No.)

1945 S. Rancho Santa Fe Road, San Marcos, California 92078
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 26, 2012, the Company entered into an Employment Agreement with, and to continue the employment of, Werner Funk, the President and CEO of the Company.  The term of Employment Agreement shall begin on November 1, 2012, (the “Effective Date”) following the expiration of the current employment agreement on October 31, 2012 and shall continue for a period of five years until October 31, 2017, unless terminated earlier pursuant to other provisions of the Agreement. During the Employment Period, the Company agrees to pay Mr. Funk a Base Salary as follows:

November 1, 2012 through October 31, 2013 ……… $150,000 per year;
November 1, 2013 through October 31, 2014 ……… $175,000 per year;
November 1, 2014 through October 31, 2015 ……… $200,000 per year;
November 1, 2015 through October 31, 2016 ……… $225,000 per year; and
November 1, 2016 through October 31, 2017 ……… $250,000 per year.

In addition, the Company shall grant Mr. Funk a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 400,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-sixtieth (1/60) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

On July 26, 2012, the Company also entered into an Employment Agreement with, and to continue the employment of, Janice M. Quigley, the Vice President and Chief Financial Officer of the Company.  The term of Employment Agreement shall begin on November 1, 2012, (the “Effective Date”) following the expiration of the current employment agreement on October 31, 2012 and shall continue for a period of two years until October 31, 2014, unless terminated earlier pursuant to other provisions of the Agreement. During the Employment Period, the Company agrees to pay Mrs. Quigley a Base Salary of $60,000 per year.

In addition, the Company shall grant Mrs. Quigley a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 50,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-twenty-fourth (1/24) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the second anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

Copies of Mr. Funk and Mrs. Quigley’s Employment Agreements are filed herewith as Exhibit 10.01 and 10.02, and are incorporated herein by reference. The foregoing descriptions of the Employment Agreements are qualified in its entirety by reference to the full text of such agreements.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 11, 2012, the Board of Directors of Omnitek Engineering Corp. (the “Company”) adopted Amended and Restated By-laws of the Company (the “Restated By-Laws”).  The Restated By-Laws were ratified on July 12, 2012 at the Annual Meeting of the Shareholders, and became effective on such date.  The Restated By-laws amended the prior By-laws as follows

•           Article I., Section 1 was amended to provided that the Board of Directors may fix the location of the principal executive office of the Corporation at any place within or outside the State of California;

•           Article II., Section 2.4 was amended to clarify and provide that at a Special Meeting of Shareholders, no business other than that as specified in the notice may be transacted at a special meeting;

•           Article II., Section 2.10 was amended to clarify that other than the election of directors, when a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or by proxy shall be necessary to decide any question brought before such meeting;

•           The following paragraph was also added to Section 2.10 to clarify that directors are elected by a plurality of the vote with the directors receiving the most votes, up to the number of directors to be elected.

“Subject to the provisions of Section 708 of the CGCL, every shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate that number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he wishes; but no shareholder shall be entitled to cumulate votes unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice of his intention to cumulate votes.  If anyone shareholder has given such notice, all shareholders may so cumulate their votes for the candidates in nomination.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.”

•           Article IX., Section 9.4 was amended to add the following sentence to the end of such section:

“The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.”

•           Article IX., was amended to added Sections 9.7, 9.8, 9.9 and 9.10 which provide as follows:

9.7           Conflicts.  No indemnification or advance shall be made under this Article IX, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)           that it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)           that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

9.8           Right to Bring Suit.  With respect to any claim for indemnification allegedly required or authorized under this Article, if such claim is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the CGCL for the Corporation to indemnify the claimant for the claim.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

9.9           Indemnity Agreements.  The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article IX.

9.10           Amendment, Repeal or Modification.  Any amendment, repeal or modification of any provision of this Article IX., shall not adversely affect any right or protection of a director or agent of the Corporation existing at the time of such amendment, repeal or modification.

A copy of the Amended and Restated By-Laws are filed herewith as Exhibit 3.02 and incorporated herein by reference. The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of such agreements.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on July 12, 2012. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

	For	Authority Withheld	Broker Non-Vote
Werner Funk	12,435,940	25,614	0
Janice M. Quigley	12,435,940	24,000	0

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for 2012, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
15,233,376	5,876	6,899

Other Business.

Under Other Business, management proposed the adopted of Amended and Restated By-Laws. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
15,233,376	5,876	6,899	0

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description
3.02	Amended and Restated By-Laws Adopted July 12, 2012
10.01	Employment Agreement of Werner Funk dated July 26, 2012
10.02	Employment Agreement of Janice M. Quigley dated July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITEK ENGINEERING CORP.

Date:      August 1, 2012                                                                    /s/Werner Funk
By: Werner Funk
Its:  President